UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 26, 2018

VICAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10390 Pacific Center Court, San Diego, California 92121-4340
(Address of Principal Executive Offices) (Zip Code)

(858) 646-1100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

On January 30, 2018, Vical Incorporated issued a press release announcing that it expected to report that its cash and investment balances as of December 31, 2017 were approximately $60 to $65 million, and that its net cash burn for the year ended December 31, 2017 was in the lower end of its previous guidance of between $8 and $11 million. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02, and related information in Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 26, 2018, Vical Incorporated committed to a restructuring to conserve capital and to focus its efforts on VL-2397, its antifungal drug product candidate which is entering a pivotal Phase 2 clinical trial in the first quarter of 2018, and on completing its Phase 2 HSV-2 clinical trial. The restructuring includes a reduction in staff of approximately 54%, from 74 to 34 employees. Affected employees were informed on or about January 30, 2018, the same day the restructuring is expected to be completed. The company expects to incur personnel-related restructuring charges of approximately $1.1 million in the first quarter of 2018, consisting primarily of one-time termination benefits. The company is also terminating all activities related to the ASP0113 program licensed to Astellas Pharma. The company believes its currently available cash and investments will be adequate to fund operations at least through 2019. A press release announcing the restructuring is attached at Exhibit 99.1.

Forward-Looking Statements

This Current Report contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include anticipated restructuring charges, net cash use guidance, expected cash and investment balances, as well as anticipated developments in independent clinical programs, including the initiation and completion of clinical trials. Risks and uncertainties include whether Vical will effectively focus resources on its clinical programs; whether Vical’s audited financial results will differ from its estimates; whether Vical or others will continue development of  VCL-HB01 and  VL-2397 or any other independent or collaborative programs; whether Vical will achieve levels of revenues and control expenses to meet its financial projections; whether enrollment in on-going trials will continue at current rates; whether on-going or planned clinical trials or regulatory submissions will be initiated or completed on the timelines Vical currently expects; whether any product candidates will be shown to be safe and efficacious in clinical trials; whether Vical will have access to sufficient capital to fund its planned development activities; and additional risks set forth in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date of this Current Report. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release issued by Vical Incorporated on January 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: January 30, 2018	By:	/s/ ANTHONY A. RAMOS
Anthony A. Ramos
Chief Financial Officer